                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the registration statements listed below of EchoStar Communications Corporation of our report dated March 1, 2004, with respect to the consolidated balance sheets of EchoStar Communications Corporation and subsidiaries, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders' deficit and cash flows for the years ended December 31, 2003 and 2002, which report appears in the December 31, 2003 annual report on Form 10-K of EchoStar Communications Corporation.

Form          Registration Statement No.        Description
----          --------------------------        -----------
S-8                   333-106423                1999 Stock Incentive Plan
S-8                   333-66490                 2001 Nonemployee Director Stock Option Plan
S-8                   333-59148                 2000 Launch Bonus Plan
S-8                   333-31890                 401(k) Employees' Savings Plan
S-8                   333-95099                 1999 Launch Bonus Plan
S-8                   333-74779                 401(k) Employees' Savings Plan
S-8                   333-51259                 1998 Launch Bonus Plan
S-8                   333-48895                 401(k) Employees' Savings Plan
S-8                   333-36791                 1997 Employee Stock Purchase Plan
S-8                   333-36749                 1997 Launch Bonus Plan
S-8                   333-22971                 401(k) Employees' Savings Plan
S-8                   333-11597                 1996 Launch Bonus Plan
S-8                   333-05575                 1995 Nonemployee Director Stock Option Plan
S-8                   033-80527                 1995 Stock Incentive Plan

The 2001 consolidated financial statements of EchoStar Communications Corporation and subsidiaries were audited by other auditors who have ceased operations.

Our report refers to the Company's change in its method of accounting for goodwill and intangible assets effective January 1, 2002.

Our report refers to a restatement of the consolidated financial statements as of and for the year ended December 31, 2002.

                                                     KPMG LLP

Denver, Colorado
March 22, 2004